Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-92326, 333-117148 and 333-118728) of Motient Corporation and
subsidiaries of our report dated February 18, 2005 relating to the consolidated financial statements of Mobile Satellite Ventures LP and subsidiaries, included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/ ERNST & YOUNG
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McLean, Virginia

March 30, 2005